[GRAPHIC OMITTED]
: FOLEY
                                               FOLEY  & LARDNER LLP
                                               ATTORNEYS AT LAW

                                               ONE INDEPENDENT DRIVE, SUITE 1300
                  August 27, 2004              JACKSONVILLE, FLORIDA  32202-5017
                                               P. O. Box 240
                                               JACKSONVILLE, FLORIDA  32201-0240
                                               904.359.2000 TEL
                                               904.359.8700  FAX
                                               www.foley.com

                                               WRITER'S DIRECT LINE
                                               904.359.8713
                                               lkelso@foley.com EMAIL

                                               CLIENT/MATTER NUMBER
                                               040521-0157
Regency Centers Corporation
121 West Forsyth Street, Suite 200
Jacksonville, Florida   32202

         Re:      Registration Statement on Form S-3

Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form S-3 (Registration No. 333-37911) of Regency Centers Corporation ("Regency") under the Securities Act of 1933, as amended, for the issuance of 5,000,000 Depositary Shares (the "Depositary Shares") each representing 1/10 of a share of 7.25% Series 4 Cumulative Redeemable Preferred Stock of Regency (liquidation preference $25 per Depositary Share).

         In connection with the issuance of such securities, we have examined and are familiar with: (a) the articles of incorporation and bylaws of Regency, as presently in effect, (b) the proceedings of and actions taken by the Board of Directors of Regency in connection with the issuance of the Depositary Shares and (c) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based on the documents set forth above, we are of the opinion that the Depositary Shares have been duly authorized, and when duly issued and delivered against payment therefor, will be legally issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the state of Florida. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

         We hereby consent to the inclusion of this opinion as Exhibit 5 in said Registration Statement and to the reference to this firm under the caption "Validity of Shares" in the prospectus supplement relating to the offering of the Depositary Shares dated August 4, 2004. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Sincerely,

                                        FOLEY & LARDNER LLP

                                        By:  /s/ Foley & Lardner LLP
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